EXHIBIT 23.5


                     CONSENT OF TOM JACKSON AND TOM JACKSON, INC.

MV Development Company, LLC, Manager
Mount Vintage Plantation Golf Club, LLC


         Tom Jackson, Inc. and I hereby consent to the references to us in the prospectus (the "Prospectus") contained in Amendment No. 4 to the Registration Statement on Form S-11 (Commission File No. 333-59029, the "Registration Statement") of Mount Vintage Plantation Golf Club, LLC to be filed with the U.S. Securities and Exchange Commission. We also consent to the references to us under the heading "Experts" in the Prospectus.




                                          /s/ Tom Jackson
                                          Tom Jackson


                                          TOM JACKSON INC.
                                          By: /s/ Tom Jackson
                                          Tom Jackson, President


Taylors, South Carolina
November 5, 1998
                                     II-24